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                                                                  EXHIBIT (J)(3)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Post-Effective Amendment No. 57 to the Registration Statement on Form N-1A of our report dated February 28, 2000, relating to the financial statement of the High Grade Income Portfolio (currently known as Investment Grade Income Portfolio), which appears in such Registration Statement. We also consent to the reference to us under the heading "Other Service Providers" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP
Boston, Massachusetts
April 24, 2000